Visteon

HVCC

Halla Visteon Climate Control Corp.

Visteon

Visteon

Visteon

Yanfeng 3-09 Financial Statements June 28, 2013 Exhibit 99.1 Yanfeng Visteon Electronics Interiors Our Family of Businesses

Overview
Rule 3-09 requires separate financial statements be filed for significant subsidiaries that meet certain conditions as set forth by the SEC
YFV meets these conditions and Visteon filed separate YFV financial statements for historical periods on June 28, 2013 on a Form 10-K/A (amended 2012 annual filing)
IFRS basis; initial adoption January 1, 2011
Presented full-year 2011 and 2012
The separate financial statements include the following items in RMB under IFRS:
Statement of Income, including revenue, gross profit and net profit
Statement of Financial Position with typical balance sheet categories
Statement of Shareholders’ Equity
Statement of Cash Flows
Notes to Financial Statements
YFV Rule 3-09 Separate Statements
YFV Financial Statements Required on Annual Basis Only

Visteon
Johnson Controls
KSS
KEY SAFETY SYSTEMS
PLASTIC OMNIUM
BHAP
DETC
JAC

YFV Structure
• The financials in the 3-09
financial statements relate to
the 50% / 50% JV between
Visteon and HASCO (SAIC)
• The 3-09 financial statements
exclude Visteon’s direct
interests in Yanfeng affiliates
(i.e. Dongfeng, Halol India,
Jinqiao, Tooling, Toppower
YFV Electronics)
50% 50%
YFV
Beijing
2002
75%
YFV
Tooling
2006
50%
Dongfeng
Visteon (1)
2003
40%
YFV
Jinqiao
2004
75%
60%
2002
50.1%
2004
YF Key
Safety
50.05%
2007
YFV
Hefei
2007
80%
YFV
Jiqiang
2008
51%
YFV
Nanjing
2010
80%
YFV
NJ FEM
2010
51%
YFV
Zhejiang
2011
60%
50.01%
YFJCI
Seating
1997
YFV
Chongqing
2001
99%
YFV
Halol India
2011
50%
20% 12.5% 25% 50%
Toppower
58.44%
YFV
Electronics
(1) Visteon interest sold in June 2013.
40%
Represent Visteon direct interests in YFV affiliates (these direct interests are not included in YFV consolidated results)
YFPO
Exterior
Interiors Operations
29.092%

(In Millions)	RMB in Millions		USD in Millions (1)	
	2011	2012	2011	2012
Net Operating Revenue	¥35,324	¥39,772	$5,598	$6,303
Gross Profit	¥5,322	¥6,242	$843	$989
% of Sales	*15.1%*	*15.7%*	*15.1%*	*15.7%*
Selling and Distribution Expenses	¥408	¥488	$65	$77
% of Sales	*1.2%*	*1.2%*	*1.2%*	*1.2%*
Administrative Expenses	¥2,107	¥2,355	$334	$373
% of Sales	*6.0%*	*5.9%*	*6.0%*	*5.9%*
Research and Development Expenses	¥359	¥628	$57	$100
% of Sales	*1.0%*	*1.6%*	*1.0%*	*1.6%*
Other Income / (Losses)	¥169	(¥13)	$27	($2)
% of Sales	*0.5%*	*(0.0%)*	*0.5%*	*(0.0%)*
Operating Profit	¥2,617	¥2,758	$415	$437
% of Sales	*7.4%*	*6.9%*	*7.4%*	*6.9%*
Net Profit Attributable to Equity Holders of Parent	¥1,591	¥1,553	$252	$246
% of Sales	*4.5%*	*3.9%*	*4.5%*	*3.9%*

Note: Classification of certain expenses vary between IFRS and U.S. GAAP presentation.

(1) Converted to USD at exchange rate of 6.31RMB / USD.

¥ ¥

YFV 3-09 Financial Highlights (2011-2012)
Under IFRS, YFV Generated     39.8 Billion in Sales in 2012 and 1.6 Billion in Profit
Note: See Visteon Corporation’s amended Annual Report on Form 10-K/A for additional information.

(In Millions)	12/31/2012 RMB	USD
Assets		
Cash and cash equivalents	¥6,557	$1,039
Trade receivables	3,237	513
Inventories	1,113	176
Other current assets	5,984	948
Total current assets	**¥16,891**	**$2,677**
Property, plant and equipment	¥3,722	$590
Investments in associates and joint ventures	895	142
Other non-current assets	1,368	217
Total assets	**¥22,876**	**$3,625**
Liabilities and Equity		
Trade payables	¥7,594	$1,203
Interest-bearing loans and borrowings	519	82
Other current liabilities	6,342	1,005
Total current liabilities	**¥14,455**	**$2,291**
Non-current liabilities	¥132	$21
Total liabilities	**¥14,587**	**$2,312**
Share capital	¥1,079	$171
Other reserves	687	109
Retained earnings	3,802	603
Equity attributable to the parent	**¥5,568**	**$882**
Non-controlling interests	¥2,721	$431
Total liabilities and equity	**¥22,876**	**$3,625**

Page 5 YFV Balance Sheet (December 31, 2012) Note: Assumes exchange rate of 6.31 RMB / USD. Note: See Visteon Corporation’s amended Annual Report on Form 10-K/A for additional information.

Walk to Visteon Reported 10-K Financials (FY 2012)
As Reported in Visteon’s 2012 Financial Statements,
YFV Earned $369 Million in Net Income Including $126 Million Non-Cash Gain
Gross Net
Currency Revenue Margin Income
IFRS RMB 39,772 6,242 2,602
Less: Non-controlling interests (1,049)
Equity holders of the parent 1,553
Exchange rate assumption 6.31 6.31 6.31
Translation USD $6,303 $989 $246
Reconciling Differences:
Classification USD (14) (13) -
Affiliate Consolidation
(b)
USD (1,119) (192) 126
Timing / Other USD 1 (2) (3)
Visteon 2012 10-K Financial Statements $5,171 $782 $369
(In Millions)
(a)
a) Classification differences between U.S. GAAP and IFRS.
b) Affiliate Consolidation for U.S. GAAP purposes effective June 2012, resulting in non-cash gain of $126 million.

Reconciliation to Visteon Reported Equity Income (FY 2012)
Visteon Recognized $211 Million in 2012 Equity Income Related to YFV and Affiliates
Visteon Equity
(USD in millions)
Net Income Income
   Total Yanfeng Visteon $369 $181
Visteon Direct Interests in Yanfeng Affiliates 30
   Total Yanfeng and Affiliates $211
Other Visteon Non-Consolidated Affiliates 15
   Total Equity Income to Visteon $226

(In millions)	2012
EBITDA	
IFRS Net Income	¥1,553
Add:	
Depreciation & Amortization	698
Income Taxes	470
Net Interest Income	(77)
EBITDA	¥2,644
USD at 6.31 RMB	$419
Visteon 50% Share	$210

YFV 2012 EBITDA
Visteon’s 50% Share of YFV’s 2012 EBITDA Translates Into $210 Million
Note: All financial information included in the 3-09 financial statements relates to YFV Consolidated only.  Visteon’s direct stakes in
Yanfeng affiliates are not considered for this reporting.